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                                                                   EXHIBIT 10(a)



                              EMPLOYMENT AGREEMENT



AGREEMENT made as of the 15th day of February, 2000 by and between Corniche Group Incorporated, a Delaware corporation having offices at 610 S. Industrial Blvd., Suite 220, Euless, Texas 76040 (the "Company"), and Robert F. Benoit (the "Executive").

WHEREAS, the Company and the Executive wish to set forth the terms and conditions of the Executive's employment by the Company.

NOW, THEREFORE, the parties hereto agree as follows:

         1. Employment. The Company agrees to employ the Executive in the capacity herein after set forth, for the term specified in paragraph 2, and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.

         2. Term. This Agreement shall be for a term commencing on [February 15th, 2000] (the "Effective Date") and unless this Agreement is sooner terminated under the provisions hereof, expiring three years thereafter (the "Term").

         3.       Duties and Responsibilities.

                  (a) During the Term, the Executive shall serve as an officer of the Company and shall have the title of Chief Executive Officer. The Term may be extended for such duration and upon such terms and conditions as to which the Company and the Executive may agree, on or prior to, the expiration of the Term.

                  (b) The Executive shall devote substantial business efforts to the Company. Other business activities of the Executive shall be limited in time and scope and not conflict with the terms of this Agreement. The Executive will (i) devote his best efforts, skill and ability to promote the Company's interest; (ii) carry out his duties in a competent and professional manner; (iii) work with other employees of the Company in a competent and professional manner and
                           (iv) generally promote the best interests of the Company.

                  (c)      The Executive's normal place of business shall be 610
                           S. Industrial Blvd., Suite 220, Euless, Texas 76040.

                  (d) The Executive shall have the powers and duties commensurate with his position and the authority to perform these and other such duties as may reasonably be assigned from time to time that are not inconsistent with such position.



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         4.       Compensation.

                  (a) As compensation for services hereunder and in consideration of his agreement not to compete as set forth in Section 9 below, during the Term, the Company shall pay the Executive in accordance with the Company's normal payroll practices base salary compensation at an annual rate of $100,000.00 less required tax withholding amounts. The executive will also receive a 6,000.00 automobile allowance per year. The annual rate of salary compensation may be reviewed and increased at the discretion of the Board. Annual bonuses may be awarded at the sole discretion of the Board.

                  (b) As additional consideration for the Executive's agreement to provide services to the Company hereunder, the Executive will receive, non-qualified stock options having a term of five years and covering a total of 175,000 of the Company's shares of common stock. Said options will be granted under the terms of an Option Agreement dated the date hereof and annexed hereto as Exhibit A at the exercise prices and on the vesting terms set forth therein.

         5.       Expenses:  Fringe Benefits.

                  (a)      In addition to the compensation provided for under
                           Section 4, the Company agrees to pay or to reimburse the Executive during the Term for all reasonable, ordinary and necessary vouchered business or entertainment expenses incurred in the performance of his duties hereunder in a manner established by the Company's policy as from time to time in effect.

                  (b) During the Term the Executive shall be entitled to participate in a health care plan at the Company's expense and such life insurance and 401K plans and other employee benefit plans which become available to senior employees of the Company, including participation in any stock plans and annual incentive plans established by the Company. The executive may add family members to the company's health plan at the executive's expense.

                  (c) The Executive shall be entitled to a combined 2 weeks 10 business days of paid vacation per calendar year in addition to ten 10 public holidays provided that no more than ten 10 consecutive days of vacation shall be taken at any one time without the prior approval of the Chief Executive Officer of the Company.




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         6.       Discharge by Company.

                  (a) The Company shall be entitled to terminate the Term and to discharge the Executive for "cause". The term "cause" shall be limited to the following.

                           (i) The Executive's failure or unreasonable refusal to perform his duties and responsibilities under this Agreement.

                           (ii)     Dishonesty affecting the Company.

                           (iii) Conviction of a felony or of any crime involving fraud or misrepresentations.

                           (iv) The Executive's failure to adequately perform his responsibilities.

                           (v) The commission of a willful or intentional act which could injure the reputation, business or business relationships of the Company.

                           (vi) Any material breach of this Agreement, if such breach is not cured within 30 days after receipt by the Executive of written notice thereof from the Company, and

                  (b)      Disability pursuant to Section 7 hereof.

                  (c) If Executive's employment is terminated by the Company without cause, in addition to the salary and benefits accrued through the date of termination, Executive will receive as severance an amount equal to 18 months base salary. Such severance payment shall be payable in equal installments or as mutually agreed by the Executive and the Company in a lump sum discounted using the prime rate then in effect at Citibank, N.A. In addition to his base salary the Company will pay Executive the cost of continuing medical insurance. Termination without cause shall include action by the Company, without Executive's consent, pursuant to which his duties or title are materially reduced or assignment of duties become materially inconsistent with duties stated herein.

         7.       Disability, Death.

                  (a) If the executive shall be unable to perform his duties hereunder by virtue of physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent required hereunder prior to the commencement of such disability (all such causes being herein referred to as "disability") and the Executive shall fail to have performed substantially such duties for periods aggregating ninety (90) days, whether or not continuous, in any continuous period of one hundred eighty (180) days, the Company shall have the right to terminate the



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                           Executive's employment hereunder as at the end of any
                           calendar month upon written notice to him. Said notice of intention to terminate the Executive must be given by the Company within ninety (90) days following the 90th day of disability, in which case the Executive shall be entitled to his base salary compensation to the end of such calendar month and for a continuing period of three (3) months thereafter payable on the regular payroll schedule.

                  (b) In the case of the death of the Executive, this Agreement shall terminate and the company shall be obligated to pay to the Executive's estate or as otherwise directed by the Executive's duly appointed and authorized legal representative, his then base salary compensation and all accrued benefits through the date of death.

         8. Voluntary Termination. The Executive may terminate his employment for any reason at any time upon ninety (90) days prior written notice to the Company. If the Executive voluntarily terminates his employment prior to the term hereunder, he shall only be entitled to receive compensation accrued through the date of termination and shall not be entitled to any prorated amounts for vacation pay.

         9.       Confidentiality; Covenant Against Competition; Intellectual
                  Property.

                  (a) The Executive recognizes and acknowledges that all information pertaining to the affairs, business, clients or customers of the Company or any of its subsidiaries or affiliates or predecessors (any or all of such of such entities being hereinafter referred to as the "Businesses"), as such information may exist from time to time, other than information that the Company has previously made publicly available or which has otherwise entered the public domain through no fault of the Executive, is confidential information and is a unique and valuable asset of the Businesses, access to and knowledge of which will be essential to the Executive's duties under this Agreement. In consideration of the payments made to him hereunder, the Executive shall not, except to the extent reasonably necessary in the performance of his duties under this Agreement, during the term of his employment hereunder and thereafter, divulge to any person, firm, association, corporation or governmental agency, any information concerning the affairs, business, clients or customers of the Business (except such information as is required by law to be divulged to a government agency or pursuant to subpoena or similar lawful process), or make use of any such information for his own purposes or for the benefit of any person, firm, association, company, corporation (except the Businesses) or entity and shall use his reasonable best efforts to prevent the disclosure of any such



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                           information by others. All records, memoranda,
                           letters, books, papers, reports, customer lists, accountings or other data and records and documents relating to the Businesses, whether made by the Executive or otherwise coming into his possession, are confidential information and are, shall be, and shall remain the property of the Businesses. No copies thereof shall be made which are not retained by the Businesses, and the Executive agrees, on termination of his employment, that he will not retain or make copies of any such documents relating to the Businesses and, on demand of the Company, deliver the same to the Company.

                  (b) All information and all of the Executive's interest in trade secrets, trademarks, computer programs, customer information, customer lists, employee lists, products, procedures, copyrights, patents and developments developed by the Executive as a result of, or in connection with, his employment hereunder, shall belong to the Company; and without further compensation, but at the Company's expense, upon the request of the Company, the Executive shall execute any and all assignments or other documents and take any and all such other action as the Company may reasonably request in order to vest in the Company all of the Executive's right, title, and interest in and all of the foregoing items, free and clear of all liens, charges and encumbrances of the Executive of any kind.

                  (c) In consideration of the payments made to him hereunder, during the period commencing on the effective date of the termination of his employment and ending on the second (2nd) anniversary of such effective date of termination, or in the case of termination for any reason during the Trial Period
                           (90) days ending on the first (1st) anniversary of such effective date of termination (collectively, such periods to be referred to as the "Restrictive Period"), the Executive shall not, without the express prior written approval of the Board, as evidenced by a resolution of the Board, directly or indirectly, for himself or on behalf of or in conjunction with, any other person, persons, company, partnership, corporation or business of whatever nature:

                           (i) own or hold any proprietary interest in, be employed by or receive remuneration from, or engage as an officer, director or in any managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative of, any corporation, company, partnership, sole proprietorship or other entity engaged in competition with the Company or any of its subsidiaries or affiliates (a "Competitor") in the "Territory", other than severance-type or retirement-type benefits from entities constituting prior employers of the Executive;



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                           (ii)     solicit for himself or for the account of
                                    any Competitor, any customer or client of the Company or its subsidiaries or affiliates, or, in the event of the Executive's termination of his employment, any entity or individual that was such a customer or client during the eighteen (18) month period immediately preceding the Executive's termination of employment;

                           (iii) Act on behalf of himself or any Competitor to interfere with the relationship between the Company or its subsidiaries or affiliates and their employees, independent contractors, customers or suppliers;

                           (iv) Hire an employee of the Company or induce any such employee to leave the employment of the Company.

                           For the purposes of this Agreement, "Territory" shall mean each and every State in the United States or any other country in which the Businesses conduct business operations.

                           For the purposes of the preceding paragraphs, (i) the term proprietary interest means legal or equitable ownership, whether through shareholding or otherwise, of an equity interest in a business, firm or entity other than ownership of less than two (2%) percent of any class of equity interest in a publicly held business, firm or entity and (ii) an entity shall be considered to be "engaged in competition" if such entity is, or is a holding company for, a company or corporation that directly competes with any aspect of the business of the Businesses as it is being conducted by them at the date of termination of employment, in the Territory, with the phrase "directly competes" to be interpreted reasonably by the parties so as to protect the Company against unfair competition without unnecessarily intruding on the Executive's ability to earn a living in his area of expertise.

                  (d) The Executive acknowledges the reasonableness of the restrictions contained in this Section 9. The Executive acknowledges that the Company, and its successors and assigns would be irreparably injured in a manner not adequately compensated by money damages by a breach or violation of the provisions of this Section 9 by the Executive. Therefore, in the event of any such breach or violation (or threatened breach or violation), in addition to all other rights and remedies which the Company, whether at law or in equity, the Company and its successors and assigns shall be entitled to obtain injunctive or other equitable relief against the Executive without the need to post bond or other security in connection therewith and the Executive hereby consents to the entry of an order for such injunctive or other equitable relief.

                  (e)      The Executive's agreement as set forth in this
                           Section 9 shall survive the expiration of the Term and the termination of the Executive's employment with the Company.



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                  (f)      If any court determines that the provisions of this
                           Section 9, or any part thereof, is unenforceable because of the duration or geographic scope of such provisions, such court shall have the power to reduce the duration or scope of such provisions, as the case may be, so that, as so reduced, such provisions are then enforceable to the maximum extent permitted by applicable law.

                  (g) From the date hereof until the end of the Term, the Executive will disclose to the Company all ideas, inventions and business plans developed by him during such period which relate directly or indirectly to the business of the Company including without limitation, any design, logo, slogan or campaign or any process, operation, product or improvement which may be patentable or copyrightable. The Executive agrees that all patents, licenses, copyrights, tradenames, trademarks, service marks, campaigns, designs, logos, slogans and business plans developed or created by the Executive in the course of his employment hereunder, either individually or in collaboration with others, will be deemed works for hire and the sole and absolute property of the Company. The Executive agrees that, at the Company's request, he will take all steps to secure the rights thereto to the Company by patent, copyright or otherwise.

         10. Change of Control. In the event of a "change in control" in the Company, prior to the vesting date for any stock options provided to the Executive under this Agreement, that adversely impacts Executive's ability to vest in or to exercise such options, the company shall either accelerate the vesting date of the options such that the Executive may exercise them in timely fashion; or pay to Executive the cash value of the options (fair market value of shares less exercise price) immediately prior to the date of the change of control; or make some financial arrangement making executive whole that is mutually agreeable to the Company and the Executive. A "change in control" shall be deemed to occur when, a corporation, partnership, association or entity, directly or indirectly (through a subsidiary or otherwise), (i) acquires or is granted the right to acquire, directly or though merger or similar transaction, a majority of the Company's outstanding voting securities or shares, or (ii) all or substantially all of the Company's assets.

                  In addition, upon a change of control Executive shall have the option, exercisable in writing within 30 days after the effective date of the change in control, to terminate the Employment Agreement and to receive as a severance payment an amount equal to 18 months base salary. Such severance payment shall be payable in equal monthly installments or, at the option of the Company, in a lump sum payment discounted based on the then current prime rate of interest of Citibank N.A. In addition to his base salary the Company will pay Executive the cost of continuing medical insurance for the severance period.



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         11.      Resolution of Disputes. Any dispute by and among the parties hereto arising out of or relying to this Agreement, the terms, conditions or a breach thereof, or the rights or obligations of the parties with respect thereto, shall be arbitrated in the [Tarrant County, Texas] before and pursuant to then applicable commercial rules and regulations of the American Arbitration Association, or any successor organization. The arbitration proceedings shall be conducted by a panel of three arbitrators, one of whom shall be selected by the Company, one by the Executive (or his legal representative) and the third arbitrator by the first two chosen. The parties shall use their best efforts to assure that the selection of the arbitrators shall be completed within thirty (30) days and the parties shall use their best efforts to complete the arbitration as quickly as possible. In such proceeding, the arbitration panel shall determine who is a substantially prevailing party and shall award to such party its reasonable attorneys', accounts' and other professionals' fees and its costs incurred in connection with the proceeding. The award of the arbitration panel shall be final, binding upon the parties and nonappealable and may be entered in and enforced by any court of competent jurisdiction. Such court may add to the award of the arbitration panel additional reasonable attorneys' fees and costs incurred by the substantially prevailing party in attempting to enforce the award.

         12. Enforceability. The failure of either party at any time to require performance by the other party of any provision hereunder in no way shall affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions of this Agreement; nor shall the waiver by either party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

         13. Assignment. This Agreement is a personal contract and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive.

         14. Modification. This Agreement cannot be cancelled, changed, modified, or amended orally, and no cancellation, change, modification or amendment shall be effective or binding, unless it is in writing, signed by both parties to this Agreement.

         15. Severability: Survival. If any provision of this Agreement is held to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement nevertheless shall be binding upon the parties with same effect as though the void or unenforceable part has been severed and deleted.

         16. Notice. Notices given pursuant to the provisions of this Agreement shall be sent by certified mail, postage prepaid, or by overnight courier, or by telex, telecopier or telegraph, charges prepaid, to the following address:



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                           To the Company

                           Corniche Group Incorporated
                           610 S. Industrial Blvd.,
                           Suite 220
                           Euless, Texas 76040
                           Fax: (817) 283 4365

                           with a copy to:

                           Haynes and Boone, LLP
                           901 Main St., Suite 3100
                           Dallas, Texas 75202

                           To the Executive

                  Mr. Robert F. Benoit, residing at 728 Saxon Trail Southlake Texas 76092.

         17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         18. No Conflict. The Executive represents and warrants that he is not subject to any agreement, instrument, judgement order or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by the Executive upon his performance of his duties pursuant to this Agreement.

         19. Entire Agreement. This Agreement represents the entire agreement between the Company and the Executive with respect to the subject matter hereof.


IN WITNESS WHEREOF, the parties have set their hands and seals on and as of the day and year first written above.

                                        CORNICHE GROUP INCORPORATED

                                        /s/ JAMES FYFE
                                        ------------------------
                                        James Fyfe
                                        Chairman Of The Board

                                        EXECUTIVE

                                        /s/ ROBERT F. BENOIT
                                        ------------------------
                                        Robert F. Benoit
                                        Chief Executive Officer



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                                                                       EXHIBIT A

                           CORNICHE GROUP INCORPORATED

                      NON-QUALIFIED STOCK OPTION AGREEMENT


         AGREEMENT made as of February 15th, 2000, by and between Corniche Group Incorporated, a Delaware corporation with its principal place of business at 610 S. Industrial Blvd., Suite 220, Euless, Texas 76040 (the "Company"), and the undersigned (the "Optionee").

                                   WITNESSETH:

         WHEREAS, the Company considers it desirable and in its best interests that the Optionee be encouraged to acquire an ownership interest in the Company, and thereby have an added incentive to advance the interests of the Company, by the grant of an option to purchase shares of the Company's common stock, par value $.001 per share (the "Common Stock"), on the terms and conditions hereinafter set forth; and

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Optionee hereby agree as follows:

1.       GRANT OF OPTION.

         The Company hereby grants to the Optionee, the right, privilege and option (the "Option") to purchase 75,000 shares of the Company's Common Stock (the "Shares") at the exercise prices $1.097 and 100,000 shares of the Company's Common Stock (the "Shares") at the exercise prices $1.00 on the vesting terms ("Vesting Terms") set forth in Appendix A. Such number of Shares issuable upon exercise of the Option shall be subject to adjustment as provided in Section 7 below.

2.       TIME OF EXERCISE OF OPTION.

         Subject to the provisions of Section 4 below, the Option shall vest as provided in Appendix A, provided, however, that upon a Change in Control of the Company (as defined in the Employment Agreement between the Company and the Optionee dated June 26th, 2000), the Option shall be immediately exercisable. To the extent the Option is not exercised by the Optionee when it becomes exercisable, it shall continue in full force and effect until the Expiration Date (as hereinafter defined).

3.       METHOD OF EXERCISE.

         The Option shall be exercised by written notice in the form of Appendix B hereto directed to the Company at the Company's address set forth above, duly executed by the Optionee, specifying the number of shares being purchased and accompanied by either (i) cash or check payable to the order of the Company in full payment of the Purchase Price for the number of Shares being purchased, or (ii) certificate(s), duly endorsed for transfer to the Company with signature guaranteed, for that number of previously acquired Shares having an aggregate fair market value as determined in accordance with the Plan ("Fair Market Value"), on the date of exercise equal to the full Purchase Price for the number of Shares being purchased, or (iii) a combination of (i) and (ii).

         The Option shall not be exercisable at any time in an amount less than 100 Shares (or the remaining fraction of a Share then covered by and purchasable under the Option if less than 100 Shares).

4.       TERM OF OPTIONS; EXERCISABILITY.

         (i) This Option shall expire 5 years from the date hereof of this Agreement (the "Expiration Date"), subject to earlier termination as herein provided.

         (ii) Except as otherwise provided in this Section 4, if the Optionee's employment by the Company is terminated for any reason, the Option shall terminate on the earlier of (i) three months after the date the Optionee's employment is terminated, or (ii) the date on which the Option expires by its terms.

         (iii) If the Optionee's employment by, of, or to, the Company is terminated by the Company for cause (as such term is defined in his employment agreement), the Option will to the extent not terminated be deemed to have terminated on the date immediately preceding the date the Optionee's employment by, or retention as an agent, director of, or consultant to, the Company is terminated by the Company and its subsidiaries.

         (iv) If the Optionee's employment by the Company is terminated because of disability or death, the Option shall terminate on the earlier of (i) one year after termination, or (ii) the date on which the Option expires by its terms.

5.       NON-TRANSFERABILITY.

         The right of the Optionee to exercise the Option shall not be assignable or transferable by the Optionee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by the Optionee. The Option shall be null and void and without effect upon the bankruptcy of the Optionee or upon any attempted assignment or transfer, except as hereinabove provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

6.       REPRESENTATION LETTER AND INVESTMENT LEGEND.

         (a) Notwithstanding the provisions of Sections 3 and 4 hereof, the Option cannot be exercised, and the Company may delay the issuance of the Shares covered by the exercise of the



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Option and the delivery of a certificate for the Shares, until one of the following conditions shall be satisfied:

         (i) The Shares with respect to which the Option has been exercised are at the time of the issuance of the Shares effectively registered or qualified under applicable federal and state securities acts now in force or as hereafter amended; or

         (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that the issuance of the Shares is exempt from registration and qualification under applicable federal and state securities acts now in force or as hereafter amended.

         (b) In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933, as amended (the "1933 Act"), upon any date on which the Option is exercised in whole or in part, the Optionee shall give a written representation to the Company in the form attached hereto as Exhibit A and the Company shall place an "investment legend," so-called, as described in Exhibit A, upon any certificate for the Shares issued by reason of such exercise. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the 1933 Act or other applicable statutes the Shares with respect to which the Option shall have been exercised, or to qualify the Shares for exemption from the 1933 Act or other applicable statutes, then the Company may take such action and may require from the Optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus, offering circular or any other document that is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from the Optionee against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

         (c) The Company shall be under no obligation to qualify the Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purposes of covering the issue of the Shares or to cause the issuance of the Shares to be exempt from registration and qualification under applicable federal and state securities acts now in force or as hereinafter amended, except as otherwise agreed to by the Company in writing in its sole discretion and, accordingly, the Company may delay the issuance of the Shares covered by the exercise of the Option and the delivery of a certificate for the Shares until the Company shall have determined that all conditions to the issuance of the Shares shall have been satisfied.

7.       ADJUSTMENT IN AND CHANGES IN COMMON STOCK.

         Subject to the Plan, if the outstanding shares of the Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any reorganization, recapitalization, reclassification, stock split, combination of shares, or dividends payable in capital stock, appropriate and equitable adjustment shall be made by the Board of Directors of the Company, in its sole discretion, in the number and kind of shares as to which the Option or portion thereof then unexercised shall be exercisable. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of such the Option and with a corresponding adjustment in the Option price per share.

8.       EFFECT ON OTHER RIGHTS.

         This Agreement shall in no way affect the Optionee's participation in or benefits under any other plan or benefit program maintained or provided by the Company. Nothing in this Agreement shall be construed to give the Optionee any right to any additional options other than in the sole discretion of the Board of Directors of the Company or to confer on the Optionee any right to continue in the employ of the Company or any subsidiary thereof or to continue to be retained as an agent, director of, or consultant to, the Company, or to be evidence of any agreement or understanding, express or implied, that the Company will employ or continue to retain the Optionee in any particular position or at any particular rate of remuneration, or for any particular period of time or to interfere in any way with the right of the Company or a subsidiary thereof (or the right of the Optionee) to terminate the employment or retention of the Optionee at any time, with or without cause, notwithstanding the possibility that the Option may thereby be Terminated entirely.

9.       RIGHTS AS A STOCKHOLDER.

         The Optionee shall have no rights as a stockholder with respect to any Shares which may be purchased by exercise of the Option until (x) the Option shall have been exercised with respect thereto (including payment to the Company of the Purchase Price), and (y) the earlier to occur of (i) delivery by the Company to the optionee of a certificate therefor or (ii) the date on which the Company is required to deliver a certificate pursuant to the Plan and this Agreement. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate is issued or required to be issued in accordance with the Plan.

10.      GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY THEREIN WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES.

11.      WITHHOLDING TAXES.

         Whenever Shares are to be issued upon exercise of the Option, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements, if any, prior to the delivery of any certificate or certificates for such Shares. The Company may agree to permit the Optionee to withhold Shares purchased upon exercise of this Option to satisfy the above-mentioned withholding requirement.

12.      HEADINGS.

         The headings contained in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of this Agreement or in any way affect this Agreement.

13.      BINDING EFFECT.

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.


         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, and the Optionee has hereunto set his or her hand and seal, all as of the day and year first above written.


                                             CORNICHE GROUP INCORPORATED.



                                             By: /s/ JAMES FYFE
                                                -----------------------------
                                             Title: Chairman of the Board


                                             /s/ ROBERT F. BENOIT
                                             --------------------------------
                                             OPTIONEE

                                   APPENDIX A

                            TO STOCK OPTION AGREEMENT



OPTIONS GRANTED AND VESTING PERIOD:



Set forth below are the options granted to the Optionee and the vesting schedule with respect thereto.


Number of Shares           Option Price              Vesting Date
----------------           ------------              ------------
37,500                     $1.097                    2/01/00
18,750                     $1.097                    6/26/01
18,750                     $1.097                    6/26/02
50,000                     $1.00                     2/01/01
25,000                     $1.00                     2/01/02
25,000                     $1.00                     2/01/03

                                    EXHIBIT B
                            TO STOCK OPTION AGREEMENT



Date:
     -----------------------

Corniche Group Incorporated
610 S. Industrial
Suite 220
Euless, Texas 76040

Ladies and Gentlemen:

         I hereby elect to purchase _______ shares of the Common Stock, par value $.00001 per share, of Corniche Group Incorporated (the "Company") under the option granted to me pursuant to the Stock Option Agreement, dated February 15th, 2000.

         Enclosed is [cash] [a check] in the amount of $______.___ [______ shares of the Company's Common Stock] in full payment of the shares being purchased ($________ per share).

         Please deliver certificates representing the shares being purchased to me at:

         -----------------------------

         -----------------------------

         -----------------------------

         I hereby acknowledge that I have been informed as follows:

         1. The shares of common stock of the Company to be issued to me pursuant to the exercise of said option have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and accordingly, must be held indefinitely unless such shares are subsequently registered under the 1933 Act, or an exemption from such registration is available.

         2. Routine sales of securities made in reliance upon Rule 144, if applicable, under the 1933 Act can be made only after the holding period and in limited amounts in accordance with the terms and conditions provided by that Rule, and in any sale to which that Rule is not applicable, registration or compliance with some other exemption under the 1933 Act will be required.

         3. The Company is under no obligation to me to register the shares or to comply with any such exemptions under the 1933 Act.

         4. The availability of Rule 144, if applicable, is dependent upon adequate current public information with respect to the Company being available and, at the time that I may desire to make a sale pursuant to the Rule, the Company may neither wish nor be able to comply with such requirement.

         In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge, transfer or otherwise dispose of such shares in the absence of an effective registration statement covering the same, except as permitted by the provisions of Rule 144, if applicable, or some other applicable exemption under the 1933 Act. In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:

         "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and were acquired by the registered holder, pursuant to a representation and warranty that such holder was acquiring such shares for his or her own account and for investment, with no intention to transfer or dispose of the same, in violation of the registration requirements of the Act. These shares may not be sold, pledged, transferred or otherwise disposed of in the absence of an effective registration statement under the Act, or an opinion of counsel, which opinion is reasonably satisfactory to counsel to the Company, to the effect that registration is not required under the Act."

         I further agree that the Company may place a stop order with its Transfer Agent, prohibiting the transfer of such shares, so long as the legend remains on the certificates representing the shares.

                                        Very truly yours,



                                        ----------------------------
                                        Optionee:



                                       2